Exhibit 4.3
EXECUTION COPY
SUPPLEMENT NO. 12 TO MASTER INDENTURE
     THIS SUPPLEMENT NO. 12 TO MASTER INDENTURE, dated as of December 6, 2010 (this “Supplement”), is between GE Dealer Floorplan Master Note Trust, a Delaware statutory trust, as issuer (the “Issuer”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Indenture Trustee”).
BACKGROUND
     WHEREAS, the Issuer and the Indenture Trustee (as successor in interest to Wilmington Trust Company) are parties to a Master Indenture, dated as of August 12, 2004, as amended by Supplement No. 1 to Master Indenture, dated as of May 25, 2005, Supplement No. 2 to Master Indenture, dated as of April 28, 2006, Supplement No. 3 to Master Indenture, dated as of June 30, 2006, Supplement No. 4 to Master Indenture, dated as of August 10, 2006, Supplement No. 5 to Master Indenture, dated as of November 9, 2006, Supplement No. 6 to Master Indenture, dated as of May 31, 2007, Supplement No. 7 to Master Indenture, dated as of August 2, 2007, Supplement No. 8 to Master Indenture, dated as of June 6, 2008, Supplement No. 9 to Master Indenture, dated as of December 30, 2008, Supplement No. 10 to Master Indenture, dated as of June 26, 2009 and Supplement No. 11 to Master Indenture, dated as of August 5, 2009 (as so amended, the “Master Indenture”);
     WHEREAS, the parties hereto desire to amend the Master Indenture as set forth herein; and
     WHEREAS, this Supplement is being entered into pursuant to Section 9.1(b) of the Indenture, and all conditions precedent to the execution of this Supplement, as set forth in such Section 9.1(b), have been satisfied.
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     SECTION 1. Definitions. Capitalized terms defined in the Indenture and used but not otherwise defined herein have the meanings given to them in the Indenture.
     SECTION 2. Amendments to Indenture.
     (a) The following definitions shall be added to Section 1.1 of the Indenture in the appropriate alphabetical order:
     (i) ““Investment Grade Manufacturer” means a Manufacturer that has, or whose Parent Company has, at least two of the following: (a) a long-term unsecured debt rating from Moody’s of at least “Baa3”, if such Manufacturer or its Parent Company is rated by Moody’s, (b) a long-term unsecured debt rating from S&P of at least “BBB-”, if such Manufacturer or its Parent Company is rated by S&P, or (c) a long-term issuer default rating from Fitch of at least “BBB-” if such Manufacturer or its Parent Company is rated by Fitch.”

     (ii) ““Non-Investment Grade Manufacturer” means each Manufacturer that is not an Investment Grade Manufacturer.”
     (iii) ““Parent Company” means, for any Manufacturer, a Person that directly or indirectly owns or controls more than 50% of the voting securities of such Manufacturer.”
     (b) The definition of “Account” in Section 1.1 of the Indenture is amended by adding the following language after the last sentence of such definition:
     “An Originator may combine two or more existing Accounts and, for the avoidance of doubt, the resulting revolving credit arrangement shall continue to be an Account hereunder. An Originator may also change the account number (or other alpha-numeric identifier) associated with any Account and for the avoidance of doubt, the related financing arrangement shall continue to be an Account hereunder.”
     (c) The definition of “Manufacturer Concentration Limit” in Section 1.1 of the Indenture is amended and restated to read in its entire as follows:
     ““Manufacturer Concentration Limit” means a dollar amount calculated as:
     (a) ten percent (10%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period (in the case of each of the Investment Grade Manufacturers that is among the three (3) Investment Grade Manufacturers which are parties to the Floorplan Agreements covering the first to third largest portions of the Combined Outstanding Principal Balances);
     (b) five percent (5%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period (in the case of each of the Investment Grade Manufacturers that is among the two (2) Investment Grade Manufacturers which are parties to the Floorplan Agreements covering the fourth and fifth largest portions of the Combined Outstanding Principal Balances);
     (c) four percent (4%) of the Combined Outstanding Principal Balance on the last day of the applicable Monthly Period (in the case of the Investment Grade Manufacturer that is a party to the Floorplan Agreement covering the sixth largest portion of the Combined Outstanding Principal Balances); or
     (d) three percent (3%) of the Combined Outstanding Principal Balances on the last day of such Monthly Period (in the case of each of the Investment Grade Manufacturers other than the top six (6) Investment Grade Manufacturers contemplated by clauses (a) through (c) above);
     (e) seven percent (7%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period (in the case of each of the Non-Investment Grade Manufacturers that is among the two (2) Non-

Investment Grade Manufacturers which are parties to the Floorplan Agreements covering the first to second largest portions of the Combined Outstanding Principal Balances);
     (f) six percent (6%) of the Combined Outstanding Principal Balance on the last day of the applicable Monthly Period (in the case of the Non-Investment Grade Manufacturer that is party to the Floorplan Agreement covering the third largest portion of the Combined Outstanding Principal Balances);
     (g) five percent (5%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period (in the case of each of the Non-Investment Grade Manufacturers that is among the two (2) Non-Investment Grade Manufacturers which are parties to the Floorplan Agreements covering the fourth and fifth largest portions of the Combined Outstanding Principal Balances);
     (h) four percent (4%) of the Combined Outstanding Principal Balance on the last day of the applicable Monthly Period (in the case of the Non-Investment Grade Manufacturer that is a party to the Floorplan Agreement covering the sixth largest portion of the Combined Outstanding Principal Balances); or
     (i) three percent (3%) of the Combined Outstanding Principal Balances on the last day of such Monthly Period (in the case of each of the Non-Investment Grade Manufacturers other than the top six (6) Non-Investment Grade Manufacturers contemplated by clauses (e) through (h) above);
provided that the Issuer may designate different percentages of the Combined Outstanding Principal Balances for clauses (a) through (i) by notice to the Indenture Trustee if the Rating Agency Condition is satisfied.”
     (d) The definition of “Manufacturer Overconcentration Percentage” in Section 1.1 of the Indenture is amended and restated to read in its entirety as follows:
     ““Manufacturer Overconcentration Percentage” means, with respect to an Overconcentrated Manufacturer, a fraction, calculated as of the end of each Monthly Period, expressed as a percentage, (a) the numerator of which is the Manufacturer Overconcentration with respect to such Overconcentrated Manufacturer and (b) the denominator of which is the Combined Outstanding Principal Balances in all Accounts covered by Floorplan Agreements with such Overconcentrated Manufacturer.”
     (e) The definition of “Product Line Concentration Limit” in Section 1.1 of the Indenture shall be amended as follows:
     (i) Clause (c) shall be amended by deleting the phrase “twenty-seven and one-half percent (27.5%)” where it appears therein and replacing it with the phrase “twenty percent (20%)”.

     (ii) Clause (d) shall be amended by deleting the phrase “ten percent (10%)” where it appears therein and replacing it with the phrase “twelve and one-half percent (12.5%)”.
     (iii) Clause (g) shall be amended by deleting the phrase “twelve and one-half percent (12.5%)” where it appears therein and replacing it with the phrase “seventeen and one-half percent (17.5%)”.
     (f) Section 2.8(b)(i) of the Indenture is amended by deleting the phrase “the fifteenth day” and replacing it with the phrase “the tenth day.”
     (g) Section 3.15 of the Indenture is amended and restated to read in its entirety as follows:
          “SECTION 3.15. Notices to Rating Agencies. The Issuer shall notify:
          (a) each Rating Agency promptly following any amendment to the Trust Agreement, the First Tier Agreement and the Second Tier Agreement,
          (b) each Rating Agency of any notice delivered by the Indenture Trustee in accordance with the terms set forth in Section 6.1(d) or Section 6.5 promptly upon receipt thereof, and
          (c) Fitch, Moody’s and S&P of any notice delivered by the Indenture Trustee in accordance with the terms set forth in Section 6.9 promptly upon receipt thereof.”
     (h) Section 6.1(d) of the Indenture is amended and restated to read in its entirety as follows:
     “(d) The Indenture Trustee shall notify the Issuer (i) of any change in any rating of the Notes by any other Rating Agency of which a Responsible Officer of the Indenture Trustee has actual knowledge, and (ii) promptly after the occurrence thereof, of any Event of Default or Early Amortization Event of which a Responsible Officer of the Indenture Trustee has actual knowledge.”
     (i) The first sentence of Section 6.5 of the Indenture is amended and restated to read in its entirety as follows:
     “If any Early Amortization Event or Event of Default occurs and is continuing and is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to the affected Noteholders or all Noteholders, as applicable, and the Issuer notice of such Early Amortization Event or Event of Default within thirty (30) days after it occurs or within ten (10) Business Days after the Indenture Trustee receives notice or obtains actual notice, if later.”

     (j) The last sentence of the first paragraph of Section 6.9 of the Indenture is amended and restated to read in its entirety as follows:
     “The Indenture Trustee shall provide to the Issuer prior written notice of any such transaction; provided, that such Person shall be otherwise qualified and eligible under Section 6.11.”
     (k) The first sentence of Section 8.4(e) of the Indenture is amended by deleting the phrase “paragraph (d)” where it is contained therein and replacing it with the phrase “clause (d).”
     (l) The first sentence of Section 8.4(f) of the Indenture is amended by deleting the phrase “paragraph (d)” where it is contained therein and replacing it with the phrase “clauses (d) and (e).”
     SECTION 3. Representations and Warranties. In order to induce the parties hereto to enter into this Supplement, each of the parties hereto represents and warrants unto the other parties hereto as follows:
     (a) Due Authorization, Non Contravention, etc. The execution, delivery and performance by such party of this Supplement are within its powers, have been duly authorized by all necessary action, and do not (i) contravene its organizational documents or (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it; and
     (b) Validity, etc. This Supplement constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and general equitable principles.
     SECTION 4. Binding Effect; Ratification.
     (a) This Supplement shall become effective as of the date first set forth above when counterparts hereof shall have been executed and delivered by the parties hereto and thereafter shall be binding on the parties hereto and their respective successors and assigns.
     (b) The Master Indenture, as supplemented hereby, remains in full force and effect. On and after the date hereof, each reference in the Master Indenture to “this Indenture”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Master Indenture, shall mean and be a reference to such Master Indenture, as supplemented hereby.
     (c) Except as expressly supplemented hereby, the Master Indenture shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.
     SECTION 5. Miscellaneous.

     (a) THIS SUPPLEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.
     (b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIM OR DISPUTES BETWEEN THEM PERTAINING TO THIS SUPPLEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS SUPPLEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEAL FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED, FURTHER, THAT NOTHING IN THIS SUPPLEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE INDENTURE TRUSTEE FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE NOTES, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE INDENTURE TRUSTEE. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 10.4 OF THE MASTER INDENTURE AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
     (c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE

RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     (d) Headings used herein are for convenience of reference only and shall not affect the meaning of this Supplement or any provision hereof.
     (e) This Supplement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     (f) BNY Mellon Trust of Delaware acts solely as the Trustee hereunder and not in its individual capacity and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Supplement shall look only to the Trust Estate for payment or satisfaction thereof.
     (g) Executed counterparts of this Supplement may be delivered electronically.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed as of the date first above written.

GE DEALER FLOORPLAN MASTER NOTE TRUST By: BNY MELLON TRUST OF DELAWARE, not in its individual capacity, but solely on behalf of the Issuer
By:	/s/ Kristine K. Gullo
	Name:	Kristine K. Gullo
	Title:	Vice President

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DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity, but solely as the Indenture Trustee
By:	/s/ Mark Esposito
	Name:	Mark Esposito
	Title:	Associate

By:	/s/ Louis Bodi
	Name:	Louis Bodi
	Title:	Vice President

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